SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
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                                  FORM 8-K

                               CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):               June 30, 1997


                          CARSON PIRIE SCOTT & CO.
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           (Exact name of registrant as specified in its charter)



                                Illinois
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             (State or other jurisdiction of incorporation)


       0-22682                                          37-0175980
Commission File Number                      (IRS Employer Identification No.)



331 West Wisconsin Avenue, Milwaukee, Wisconsin                 53203
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   (Address of principal executive offices)                   (Zip Code)


                              (414) 347-4141
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                       Registrant's Telephone Number















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Item 5.  Other Events.

     Effective June 30, 1997, Carson Pirie Scott & Co. (the "Company") entered into an agreement to upgrade its main frame computer system from an IBM main frame 9021 processor to an IBM 9672 CMOS processor. The new processor will provide the Company with increased capacity that is necessary for the Company to operate its existing systems and test Year 2000 information system upgrades. The lease for the 9021 processor was recorded by the Company as a capital lease for financial reporting purposes and the $3.1 million undepreciated asset value of the 9021 processor lease was written down to zero in conjunction with its termination. The lease for 9672 CMOS processor has been recorded as a capital lease for financial reporting purposes.

     The Company had previously disclosed an estimate of $2.0 million of year 2000 information system preparation costs for fiscal 1997. As a result of the $3.1 million write-down, the Company now estimates the total Year 2000 information system preparation costs to be $5.1 million in fiscal 1997.




                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Dated June 30, 1997

                                           CARSON PIRIE SCOTT & CO.




                                           By: /s/ Charles J. Hansen
                                               ---------------------------
                                               Charles J. Hansen
                                               Vice President,
                                               General Counsel,
                                               and Secretary

















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